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                                                            Exhibit 10.26


                       INDEMNITY AGREEMENT

     This Indemnity Agreement (this "Agreement") is made as of _____________ by and between Media Arts Group, Inc., a Delaware corporation ("Company"), and _________________ ("Indemnitee").

                          BACKGROUND

     WHEREAS, Indemnitee is a director of Company.

     WHEREAS, Indemnitee has indicated that he does not regard the indemnities available under Company's Certificate of Incorporation and Bylaws (together, the "Charter Documents") as adequate to protect him against the risks associated with his service to Company.

     WHEREAS, Company and Indemnitee now agree that they should enter into this Agreement in order to provide greater protection to Indemnitee against such risks of service to Company.

                          AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Company and Indemnitee agree as follows:

1. Definitions of "Proceeding" and "Expenses". As used in this Agreement:

(a) "Proceeding" includes any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution mechanism or other proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature (including, but not limited to, proceedings brought under or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts or any rule or regulation promulgated thereunder), in which Indemnitee may be or may have been involved as a party, a witness or otherwise by reason of the fact that Indemnitee is or was a director and/or officer of Company or that Indemnitee is or was serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, whether or not Indemnitee is serving in such capacity at the time any Expense is incurred. "Other enterprise" as used herein includes, without limitation, employee benefit plans and administrative committees thereof.

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     (b) "Expenses" include, but shall not be limited to, damages, judgments, fines (including any excise taxes assessed on Indemnitee with respect to an employee benefit plan), penalties, charges, assessments, settlements and costs, costs of investigation, attorneys' fees and disbursements, costs of attachment or similar bonds and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement.

     2. INDEMNITY IN THIRD-PARTY PROCEEDINGS. Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding (other than a Proceeding by Company itself to procure a judgment in its favor), PROVIDED that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

    3. INDEMNITY IN PROCEEDINGS BY OR IN THE NAME OF COMPANY. Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding by or in the name of Company to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of Company and its stockholders; provided, however, that no indemnification for Expenses shall be made under this Paragraph 3 with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to Company, unless, and only to the extent that, any court in which such Proceeding is brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     4. EXCLUSIONS. Company shall not be liable under this Agreement to pay or advance any Expenses:

     (a) to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

     (b) to the extent that Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

     (c) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to Indemnitee's in fact having gained any personal profit or advantage to which Indemnitee was not legally entitled;

     (d) for a disgorgement of profits made from the purchase and sale by Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of

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1934 and amendments thereto or similar provisions of any state statutory law or common law;

     (e) brought about or contributed to by the deliberate dishonesty, fraud or willful misconduct of Indemnitee; HOWEVER, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any Proceedings brought against him by reason of any alleged dishonesty, misconduct or fraud on his part, unless a judgment or other final adjudication thereof shall be establish that Indemnitee committed acts that (i) were deliberately dishonest or knowingly fraudulent or that constituted willful misconduct and (ii) were material to the cause of action so adjudicated;

     (f) in respect of any Proceeding initiated by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to any such Proceeding that ultimately determines that Indemnitee is entitled to indemnification under this Agreement, any directors' and officers' liabilities insurance policy maintained by Company or under Charter Documents now or hereafter in effect, (ii) in cases where the Board of Directors has approved the initiation of such Proceeding (or part thereof) or (iii) as otherwise required by Section 145 of the Delaware General Corporation Law; or

     (g) for any judgment, fine or penalty which Company is prohibited by applicable law from paying as indemnity or for any other reason (and, in this respect, both Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that certain such claims for indemnification may have to be submitted to appropriate courts for adjudication).

     5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits of otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. NOTICES. Indemnitee shall, as a condition precedent to his right to be indemnified for Expenses under this Agreement or to receive an advance therefore, give to Company written notice as soon as practicable of any Proceeding instituted against him for which indemnity will or could be sought under this Agreement. Notice to Company shall be given at its principal office and shall be directed to the Corporate Secretary (or at such other address or to the attention of such other person as Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.


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   7.  ADVANCES OF EXPENSES.  Expenses incurred by Indemnitee pursuant to
Paragraphs 2 and 3 in any Proceeding shall be paid by Company in advance of the determination of such Proceeding at the written request of Indemnitee, if Indemnitee (a) undertakes to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification in such amount, and (b) delivers to Company a certificate affirming that Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 2 and 3.

   8. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION. Any indemnification or advance under Paragraph 2, 3 and 7 shall be made no later than 30 days after receipt of the written request of Indemnitee therefor, subject to, in the case of an indemnification, a determination by a majority of the Board of Directors within said 30 day period that Indemnitee has met the relevant standards for indemnification set forth in Paragraph 2 and 3; provided, however that if Indemnitee disagrees with the Board's decision, the matter shall be referred to independent legal counsel (which shall not include legal counsel that has previously represented Company or Indemnitee or their affiliates) mutually selected by the Board and Indemnitee whose written opinion shall bind the parties. The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith or in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of Company, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

   9. BURDEN OF PROOF. Notwithstanding Paragraph 8, the right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Company shall bear the burden of proving that indemnification or advances are not appropriate. The failure of the Company to have made a determination that indemnification or advances are proper in the circumstances shall not be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by Company.

   10. SELECTION OF COUNSEL. If Company shall be obligated to provided indemnification or advances for any Expenses in respect of any Proceedings, Company, if appropriate, shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon delivery to Indemnitee of written notice of Company's election to do so. After the retention of any such counsel by Company, Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Proceeding; provided, however, that (i) Indemnitee shall have the right to employ his own separate counsel in any such Proceeding at his expense and (ii) if (A) the


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employment of separate counsel by Indemnitee has been previously authorized by a majority of the Board of Directors, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Company and Indemnitee in the conduct of any such defense or (C) Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee's separate counsel shall be Expenses for which Indemnitee may receive indemnification or advances hereunder.

   11. SETTLEMENT OF PROCEEDINGS. Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent. Company shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner which would impose any penalty, limitation or admission of Indemnitee's liability on Indemnitee without Indemnitee's written consent. Neither Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

   12. CONTRIBUTION. If the indemnification provided in Paragraphs 2 and 3 is unavailable by reason of a court decision described in clause (g) of Paragraph 4 based on grounds other than those set forth in clauses (c) through (f) of such Paragraph 4, then in respect of any threatened, pending or completed Proceeding in which Company is jointly liable with Indemnitee (or would be joined in such Proceeding), Company shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such Expenses as well as any other relevant equitable considerations. The relative fault of Company on the one hand and Indemnitee on the other shall be determined with reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. Company agrees that it would not be just and equitable if contribution pursuant to this Paragraph 12 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

   13.  NONEXCLUSIVITY.

   (a) Notwithstanding any other provision of this Agreement, the Company shall not indemnify Indemnitee for any act or omission or transaction for which indemnification is expressly prohibited by Section 145 of the Delaware General Corporation Law.

   (b) The right of indemnification provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under Company's Charter Documents, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or otherwise, both as to action in his official


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capacity and as to action in another capacity while holding such office. To the extent that a change in Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

   14. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by Company for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount thereof, Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

   15. SUBROGATION. In the event Indemnitee shall receive any payment from any insurance carrier or from the plaintiff in any action against Indemnitee with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by Company pursuant to this Agreement, Indemnitee shall reimburse Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by Company to Indemnitee exceeds such indemnified amounts; PROVIDED, HOWEVER, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to Indemnitee hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, Company shall be subrogated to all of Indemnitee's rights of recovery with respect to such indemnified amounts. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Company effectively to bring suit to enforce such rights. Such rights of subrogation shall be terminated upon receipt by Company of the amount to be reimbursed by Indemnitee pursuant to the first sentence of this paragraph.

   16. BINDING EFFECT. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Company), spouses, heirs, executors and personal and legal representatives.

   17. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be revised to the extent (and only the extent) necessary to make in enforceable, valid and legal.


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   18.  GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

   19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      MEDIA ARTS GROUP, INC.



                                      By:
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                                      Name:
                                           -------------------------------

                                      Title:
                                            ------------------------------



                                      INDEMNITEE


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